NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the the following class of securities issued by Citigroup Funding Inc. (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

Buffer Notes Based Upon the Financial Select Sector SPDR
Exchange-Traded Fund due 4/8/2010
(suspended 4/8/2010) symbol: BZZ

Equity LinKed Securities (ELKS) Based Upon the Common
Stock of Apple Inc. due 2010 (suspended 4/21/2010) symbol: EPC

Principal Protected Equity Linked Notes based on the
S&P 100 Index due 4/20/2010 (suspended 4/29/2010) symbol: PCO

Dow Jones Industrial Average Buffer Notes (suspended 5/7/2010) symbol: BUN

iShares MSCI Emerging Markets Index Fund Buffer Notes
(suspended 5/7/2010) symbol: BYL

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Celgene Corporation due May 26, 2010 (suspended 5/26/2010) symbol: ELU

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Intel Corporation due June 23, 2010 (suspended 6/23/2010) symbol: EDF

Equity LinKed Securities (ELKS) Based Upon the Common Stock of McDonald's Corporation due June 23, 2010 (suspended 6/23/2010) symbol: EBB

Equity Linked Securities (ELKS) Based Upon the Common Stock of The Home Depot, Inc. due 2010 (suspended 7/21/2010) symbol: EIR

Equity LinKed Securities (ELKS) Based Upon the Common Stock of JPMorgan Chase & Co. due 8/25/2010 (suspended 8/25/2010) symbol: EIF

Equity LinKed Securities (ELKS) Based Upon the Common Stock of General Electric Company Due 2010 (suspended 9/22/2010) symbol: ESM

CBOE S&P 500 BuyWrite Index PISTONS (suspended 9/23/2010) symbol: PBN

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Yahoo! Inc. Due 2010 (suspended 10/20/2010) symbol: ETD

Equity LinKed Securities (ELKS) Based Upon the Common Stock of American Express Company Due 2010 (suspended 10/20/2010) symbol: ESB

Buffer Notes Based Upon the S&P 500 Index due 11/8/2010
(suspended 11/8/2010) symbol: BUW

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Schlumberger Limited Due 2010 (suspended 11/24/2010) symbol: EVD

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Wells Fargo & Company Due 2010 (suspended 11/24/2010) symbol: ESK

Buffer Notes Based Upon the S&P 500 Due December 8, 2010
(suspended 12/8/2010) symbol: BGI

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Dow Chemical Company Due 2010 (suspended 12/22/2010) symbol: EKB

Equity LinKed Securities (ELKS) Based Upon the Common Stock of Bank of America Corporation Due 2010 (suspended 12/22/2010) symbol: EJW

Buffer Notes Based Upon the S&P 500 Index due January 7, 2011
(suspended 1/7/2011) symbol: BEJ

Citi U.S. Equity Model Index Strategic Market Access Notes due 5/25/2011 (suspended 5/25/2011) symbol: CKK

Buffer Notes Based Upon the S&P 500 Index Due 2011
(suspended 10/6/2011) symbol: BLN

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the above issues have matured at their respective dates. Accordingly, trading in the issues were suspended before the opening on such maturity date.